Exhibit 99.1

MARATHON PETROLEUM CORP. 539 SOUTH MAIN STREET FINDLAY, OH 45840-3229

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [            ], for shares held by registered holders directly and until 11:59 P.M. Eastern Time on [            ], for shares held in the Marathon Petroleum Thrift Plan (including the Speedway Retirement Savings Sub-Plan). Have your proxy card and voting instruction form in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [            ], for shares held by registered holders directly and until 11:59 P.M. Eastern Time on [                ], for shares held in the Marathon Petroleum Thrift Plan (including the Speedway Retirement Savings Sub-Plan). Have your proxy card and voting instruction form in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and voting instruction form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, voting instruction forms and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD AND VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED.

MARATHON PETROLEUM CORPORATION

Your Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4:	For	Against	Abstain

1.  To approve the issuance of shares of MPC common stock in connection with the merger as contemplated by the Agreement and Plan of Merger, dated as of April 29, 2018, among Andeavor, MPC, Mahi Inc. and Mahi LLC, as such agreement may be amended from time to time.

	☐	☐	☐

2. To approve an amendment to the company’s Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of MPC common stock from one billion to two billion.	☐	☐	☐

3.  To approve an amendment to the company’s Restated Certificate of Incorporation, as amended, to increase the maximum number of directors authorized to serve on the MPC board of directors from 12 to 14.

	☐	☐	☐

4.  To adjourn the special meeting, if reasonably necessary, to provide stockholders with any required supplement or amendment to the joint proxy statement/prospectus or to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve Proposal 1.

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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

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E00440-P74122

Proxy Card and Voting Instruction Form

This Proxy Card and Voting Instruction Form are solicited on behalf of the Board of Directors

for the Special Meeting of Stockholders on [            ]

For shares held by registered holders

The undersigned hereby appoints Gary R. Heminger, Donald C. Templin and Timothy T. Griffith, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Marathon Petroleum Corporation common stock registered to the undersigned which the undersigned is entitled to vote (the “Registered Shares”) and, in their discretion, to vote the Registered Shares upon such other business as may properly come before the Special Meeting of Stockholders of the Company to be held [            ], or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. You are encouraged to specify your choice by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote the Registered Shares unless you sign and return the proxy card.

For shares held in the Marathon Petroleum Thrift Plan (including the Speedway Retirement Savings Sub-Plan)

These confidential voting instructions will only be shared with Fidelity Management Trust Company, as Trustee for the Marathon Petroleum Thrift Plan. The undersigned, as a participant in the Marathon Petroleum Thrift Plan, hereby directs the Trustee to vote the number of shares of Marathon Petroleum Corporation common stock credited to the undersigned’s account under the Marathon Petroleum Thrift Plan (the “Credited Shares”) at the Special Meeting of Stockholders, and at any meeting resulting from any adjournment(s) or postponement(s) thereof, upon all subjects that may properly come before the Meeting, including the matters described in the Notice of Special Meeting and Joint Proxy Statement/Prospectus. Your vote is confidential. The Credited Shares will be voted as directed on the reverse side. If no direction is made, if the form is not signed, or if the form is not received by [            ], the Credited Shares will not be voted. You cannot vote the Credited Shares in person at the Special Meeting; the Trustee is the only one who can vote the Credited Shares.

PROXY CARD AND VOTING INSTRUCTION FORM TO BE SIGNED AND DATED ON THE REVERSE SIDE

All Correspondence to: Computershare Investor Services PLC The Pavilions, Bridgwater Road, Bristol, BS99 6ZY
MR A SAMPLE < DESIGNATION> SAMPLE STREET SAMPLE TOWN SAMPLE CITY SAMPLE COUNTY AA11 1AA

Form of Direction - Special Meeting to be held on [ ]

To be effective, all forms of direction must be lodged with

Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZY by [            ] at [        ]

Explanatory Notes:

1.	Please indicate, by placing ‘X’ in the appropriate space overleaf, how you wish your votes to be cast in respect of each of the Resolutions. If this form is duly signed and returned, but without specific direction as to how you wish your votes to be cast, the form will be rejected.	2.	Any alterations made in this form should be initialled.
		3.	Full details of the resolutions are contained in the enclosed Proxy Statement.

Kindly Note: This form is issued only to the addressee(s) and is specific to the unique designated account printed hereon. This personalised form is not transferable between different: (i) account holders; or (ii) uniquely designated accounts. The Company and Computershare Investor Services PLC accept no liability for any instruction that does not comply with these conditions.

All Named Holders
MR A SAMPLE < Designation> Additional Holder 1 Additional Holder 2
Additional Holder 3
Additional Holder 4

11635_70734_MAIL/000001/000001/SG151/i123

Form of Direction			+
Please use a black pen. Mark with an X inside the box as shown in this example.	☒	C0000000000

I, the undersigned being a participant in the Marathon Petroleum Corporation Vested Share Account, hereby instruct Computershare Company Nominees Limited (The Nominee) to vote or cause to be voted any shares of common stock of Marathon Petroleum Corporation held by them on my behalf and entitled to vote at the Special Meeting of Shareholders of Marathon Petroleum Corporation to be held on [            ] and at any adjournment or postponement thereof.

Your Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4.

	For	Against	Abstain

1.   To approve the issuance of shares of MPC common stock in connection with the merger as contemplated by the Agreement and Plan of Merger, dated as of April 29, 2018, among Andeavor, MPC, Mahi Inc. and Mahi LLC, as such agreement may be amended from time to time.

	☐	☐	☐

2. To approve an amendment to the company’s Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of MPC common stock from one billion to two billion.	☐	☐	☐

3.   To approve an amendment to the company’s Restated Certificate of Incorporation, as amended, to increase the maximum number of directors permitted to serve on the MPC board of directors from 12 to 14.

	☐	☐	☐

4.   To adjourn the special meeting, if reasonably necessary, to provide stockholders with any required supplement or amendment to the joint proxy statement/prospectus or to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve Proposal 1.

	☐	☐	☐

Signature	Date

In the case of joint shareholders, only one holder need sign. In the case of a corporation, the Form of Director should be signed by a duly authorised official whose capacity should be stated, or by an attorney.

DD / MM / YY

⬛	H 913 04 M R O	+